Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

March 29, 2022

HealthStream, Inc.

500 11th Avenue North

Suite 1000

Nashville, Tennessee 37203

Re: Shelf Registration Statement of HealthStream, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HealthStream, Inc., a Tennessee corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on March 29, 2022, with the Securities and Exchange Commission (the “Commission) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of $200,000,000 aggregate offering price of shares of common stock, no par value per share (the “Common Stock”) by the Company and 2,463,661 shares of Common Stock to be sold by certain selling security holders of the Company (the “Selling Securityholders”) to be named in a Prospectus Supplement.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that: (a) upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of the shares of Common Stock, and (b) assuming that the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act and (c) assuming that upon the issuance of such shares of Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Fourth Amended and Restated Charter, as amended, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company, will be validly issued, fully paid and nonassessable.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that assuming that the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have become, and at such time remain, effective under the Securities Act, such shares of Common Stock to be sold by Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, and no opinion is expressed with respect to (i) any federal laws of the United States of America or any other jurisdiction, or any effect which such laws may have on the opinions expressed herein, (ii) the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. or (iii) the securities or “blue sky” laws of any jurisdiction. We are not rendering any opinion, and we are not providing any assurance, as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC